                                                                    EXHIBIT 10.6
                              EMPLOYMENT AGREEMENT
                              --------------------



          AGREEMENT, dated this 24th day of February, 1998 (the "Agreement"), among J. Crew Group, Inc., a New York Corporation (the "Parent") and its operating subsidiary J. Crew Operating Corp. (the "Subsidiary" and collectively with the Parent, the "Employer"), with offices at 770 Broadway, New York, New York, TPG Partners II, L.P. ("TPG II") (only with respect to Section 7 herein) and Howard Socol (the "Employee").

          1.  Employment, Duties, Authority and Agreements.
              --------------------------------------------

          (a) The Employer hereby agrees to cause the Employee to be elected as a member of the Board of Directors of the Parent and to employ the Employee as Chief Executive Officer of the Parent and the Subsidiary and the Employee hereby accepts such positions and agrees to serve the Parent and the Subsidiary in such capacities during the employment period fixed by Section 3 hereof (the "Employment Period"). The Employee shall report solely and directly to the Board of Directors of the Parent (the "Board") and to the Executive Committee of the Board. The Employee will have such duties, responsibilities and authority as are customary for chief executive officers of catalogue and specialty retailing, including direct authority over those divisions as shown on the organizational chart attached hereto as Exhibit C. During the Employment Period, the Employee shall be subject to, and shall act in substantial accordance with, all reasonable instructions and directions of the Board and all applicable reasonable policies and rules thereof as are consistent with the above title, duties, responsibilities and authority.

          (b) During the Employment Period and as long as the Employer shall not be in default of a material obligation hereunder, excluding any periods of vacation and sick leave to which the Employee is entitled, the Employee shall devote his full working time, energy and attention to the performance of his duties and responsibilities hereunder and shall faithfully and diligently endeavor to promote the business and best interests of the Employer.

          (c) During the Employment Period and so long as the Employer shall not be in default of a material obligation hereunder, the Employee may not, without the prior written consent of the Board, operate, participate in the management, operations or control of, or act as an employee, officer, consultant, agent or representative of, any type of business or service (other than as an employee of the Employer), provided that it shall not be a violation of the foregoing for the Employee to (i) act or serve as a director, trustee or committee member of any civic or charitable organization and (ii) manage his personal, financial and legal affairs, so long as such activities (described in clauses (i) and (ii)) do not interfere with the performance of his duties and responsibilities to the Employer as provided hereunder.

          2.  Compensation.
              ------------

          (a) As compensation for the agreements made by the Employee herein and the performance by the Employee of his obligations hereunder, during the Employment Period, the Employer shall pay the Employee, not less than once a month pursuant to the Employer's normal and customary payroll procedures, a base salary at the rate of $1,000,000 per annum (the "Base Salary"), provided that such base salary shall increase to $1,200,000 per annum in any fiscal year following a fiscal year in which the Employer's EBITDA (as reflected on the Employer's audited financial statements) equals or exceeds $75 million. The Base Salary may also be increased further in the absolute discretion of the Board.

          (b) In addition to the Base Salary, during the Employment Period the Employee shall have an opportunity to earn an annual bonus (the "Bonus") in accordance with the terms of the J. Crew Operating Corp. Senior Executive Bonus Plan for Howard Socol attached hereto as Exhibit A (the "Bonus Plan"), provided that, with respect to the fiscal year beginning in 1998, the Employee's Bonus under the Bonus Plan shall be at least $500,000, regardless of whether the performance objectives under the Bonus Plan are achieved.

          (c) As soon as practicable after the Effective Date (as defined in Section 3 below) but in no event later than ten (10) days after the Effective Date, the Employer will pay the Employee $1,500,000 (the "Signing Bonus"), provided that the Employee will be required to pay back the entire Signing Bonus in the event he voluntarily terminates his employment hereunder prior to the first anniversary of the Effective Date, and to the extent the Employee fails to pay back any portion of the Signing Bonus as provided herein, the Employer shall have the right to offset any other payments provided hereunder by such amount.

          (d) On the Effective Date (as defined in Section 3 below), the Employer shall grant the Employee restricted shares of common stock of the Parent representing, as of the Effective Date, 3.75% of the total outstanding common stock of the Parent including all issued or awarded options to purchase, or other equity securities convertible to, shares of common stock of the Parent (the "Restricted Shares"). Twenty-five percent of the Restricted Shares shall vest and become non-forfeitable on each of the first through the fourth anniversaries of the Effective Date, provided that the Employee is still employed by the Employer on such anniversary. Notwithstanding the foregoing, in the event that the Employee's employment hereunder is terminated by the Employer without Cause, any portion of the Restricted Shares not previously forfeited which would have vested within two years of the date of such termination shall immediately vest and become non-forfeitable on such date of termination and, in the event of a Change in Control (as defined below), all or any portion of the Restricted Shares not previously forfeited shall immediately vest and become non-forfeitable on the date such Change in Control occurs. If the Employment Period terminates for any other reason, the Restricted Shares which have not vested and become non-forfeitable on such date of termination shall be forfeited by the Employee and returned to the Employer. Notwithstanding anything to the contrary in the Stockholders' Agreement, the certificates representing the Restricted Shares shall be held in custody by the Employer until the vesting thereof and shall not be transferred until such shares become vested as provided herein. All cash, securities and other property paid or otherwise distributed with respect to the Restricted Shares which have not vested shall be held in custody by the Employer and shall be subject to the same vesting, forfeiture and distribution rules described above with respect to the Restricted Shares related thereto. In addition, the Employee shall be entitled to direct the Employer as to the manner in which the Restricted Shares held in custody by the Employer shall be voted.

          (e) The term "Change in Control" shall mean the occurrence of any of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Parent or Subsidiary to any Person or group of related persons for purposes of Section 13(d) of the Securities Exchange Act of 1934 (a "Group"), together with any affiliates thereof other than to TPG II; (ii) the approval by the holders of capital stock of the Parent or Subsidiary of any plan or proposal for the liquidation or dissolution of the Parent or Subsidiary, as the case may be; (iii) (A) any Person or Group (other than TPG II) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 40% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors, managers or trustees (the "Voting Stock") of the Parent or Subsidiary and (B) TPG II beneficially owns, directly or indirectly, in the aggregate a lesser percentage of the Voting Stock of the Parent or Subsidiary than such other Person or Group;
(iv) the replacement of a majority of the Board of Directors of the Parent or Subsidiary over a two-year period from the directors who constituted the Board of Directors of the Parent or Subsidiary, as the case may be, at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Parent or Subsidiary, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or who were nominated by, or designees of, TPG II; (v) any Person or Group other than TPG II shall have acquired the power to elect a majority of the members of the Board of Directors of the Parent; or (vi) a merger or consolidation of the Parent with another entity in which holders of the common stock of the Parent immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction. For purposes of the Agreement, "Person" shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          (f) In connection with the grant of the Restricted Shares, the Employee shall make an election within thirty days of the Effective Date, to include in gross income on the date of the grant the value of the Restricted Shares on such date pursuant to Section 83(b) (the "Section 83(b) Election") of the Internal Revenue Code of 1986, as amended. Upon notification from the Employee that the Section 83(b) Election has been made, the Employer shall pay the appropriate depository an amount equal to the Employee's federal, state and local income and payroll tax withholding obligations with respect to (i) the value of the Restricted Shares (the

"Restricted Share Value"), which value shall be mutually agreed upon by the parties, and (ii) the income required to be recognized by the Employee as a result of the payment by the Employer of such withholding obligations, in each case based on withholding rates determined by the Employer in compliance with applicable law, provided that with respect to the Employee's federal income tax, the withholding rate shall be thirty-six percent (36%) (such sum paid by the Employer hereinafter referred to as the "Withholding Amount"). At least thirty days before the Employee's due date for 1998 Federal income taxes (without consideration for any extensions filed thereto), the Employee shall provide a certificate to the Employer in which the Employee shall represent to the Employer the Employee's highest marginal income tax rate applicable to his actual income with respect to each of his federal, state and local income taxes for 1998. The "Stock Gross-Up Payment" shall be determined by an accounting firm mutually agreed upon by the parties (whose expenses will be paid by the Employer) and shall equal an amount such that, after payment of all federal, state and local income and payroll taxes ("Taxes") on the Stock Gross-Up Payment, the Employee will retain an amount sufficient to pay all Taxes that he is required to pay as a result of the grant of the Restricted Shares and the
Section 83(b) Election. The calculation of the amount of the Stock Gross-Up Payment shall (i) take into account any marginal deduction with respect to the Employee's Federal income tax liability for state and local income taxes paid with respect to the grant of Restricted Shares and the Stock Gross-Up Payment to which the Employee will be entitled, and (ii) notwithstanding the time of year in which any payments are made hereunder by the Employer, be based on payroll taxes on income in excess of $100,000. The determination of the accounting firm shall be final and binding upon the Employee and the Employer. After the accounting firm notifies the Employer of the amount of the Stock Gross-Up Payment and no later than fifteen days prior to the Employee's due date for his 1998 Federal income taxes (without consideration for any extensions filed thereto), the Employer shall pay the Employee the excess, if any, of the Stock Gross-Up Payment over the Withholding Amount or the Employee shall pay the Employer the excess, if any, of the Withholding Amount over the Stock Gross-Up Payment, as applicable.

          (g) All shares of common stock of the Parent acquired by the Employee under this Agreement or otherwise shall be subject to the Stockholders' Agreement attached hereto as Exhibit B.

          (h) During the Employment Period, the Employee shall be entitled to the following benefits and perquisites:

                (i) medical and dental benefits (including for the employee's spouse) paid 100% by the Employer;

                (ii) life insurance equal to two (2) times Base Salary;

                (iii) long-term disability plan providing a disability benefit equal to two-thirds of Base Salary in the event of permanent disability to the extent such insurance is reasonably available in the market;

                (iv) a car and driver provided by the Employer;

                (v) reimbursement of reasonable personal counseling services not to exceed $12,000 per year;

                (vi) the provision of J. Crew Brand clothing (including for the Employee's spouse and children); and

          (i) During the Employment Period: (i) except as specifically provided herein, the Employee shall be entitled to participate in all savings and retirement plans, practices, policies and programs of the Employer and which are made available generally to other executive officers of the Employer and
(ii) except as specifically provided herein, the Employee and/or the Employee's family, as the case may be, shall be eligible for participation in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Employer and its affiliated companies which are made available generally to other executive officers of the Employer (for the avoidance of doubt, such plans, practices, policies or programs shall not include any plan, practice, policy or program which provides benefits in the nature of severance or continuation pay).

          (j) During the Employment Period, the Employee shall be entitled to paid vacation of at least four weeks per year. The ability to carry forward vacation time shall be subject to the Employer's vacation policy applicable generally to executive officers of the Employer as in effect from time to time.

          (k) With respect to the Employee's relocation from Florida to the New York area, the Employer will provide the following payments or reimbursements of expenses and relocation benefits:

               (i) Until the Employee obtains a permanent residence in the New York area but no longer than six (6) months after the Effective Date, the Employer will provide the Employee with weekly first class air travel between New York and Florida for both the Employee and his spouse and the Employer will provide the Employee with the use of a furnished apartment reasonably acceptable to the Employee in the New York area;

               (ii) After the Employee's current residence in Florida (the "Florida Residence") has been listed on a multiple listing service covering the area in which the Florida Residence is located ("Local Area") or with a reputable real estate broker in the Local Area for a four-month period, the Employer will retain three independent third-party real estate appraisers to appraise the Florida Residence. The average of the three appraisals obtained by the Employer shall be referred to herein as the "Appraised Value." If the Florida Residence has not been sold following such four-month period, the Employer will either, (A) purchase or cause another entity to purchase the Florida Residence for the Appraised Value or

          (B) if the Employee sells the Florida Residence to an independent third-party purchaser for less than the Appraised Value in a transaction approved by the Employer, pay the Employee an amount equal to the excess of (x) the Appraised Value over (y) the proceeds received by the Employee as a result of such sale;

               (iii) the Employer will reimburse the Employee for the closing costs including reasonable brokerage fees and expenses incurred by the Employee with respect to the sale of the Florida Residence and incurred within six months of the Effective Date by the Employee with respect to his lease or purchase of a new residence in the New York area, excluding the purchase price for such residence and any mortgage points.

          (l) The Employer shall promptly reimburse the Employee for all reasonable business expenses upon the presentation of statements of such expenses in accordance with the Employer's policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Employer.

          3.  Employment Period.
              -----------------

          The Employment Period shall commence on the date hereof (the "Effective Date") and shall terminate on the day preceding the fourth anniversary of the Effective Date (the "Scheduled Termination Date"); provided,
                                                                      --------
however, that the Employee's employment hereunder may be terminated during the
-------
Employment Period prior to the Scheduled Termination Date upon the earliest to occur of the following events (at which time the Employment Period shall be terminated):

          (a) Death. The Employee's employment hereunder shall terminate upon his death.

          (b) Disability. The Employer shall be entitled to terminate the Employee's employment hereunder for "Disability" if, as a result of the Employee's incapacity due to physical or mental illness, the Employee shall have been unable to perform his duties hereunder for a period of six (6) consecutive months or for 180 days within any 365-day period, and within 30 days after Notice of Termination (as defined in Section 4 below) for Disability is given following such 6-month or 180/365-day period, as the case may be, the Employee shall not have returned to the performance of his duties on a full-time basis.

          (c) Cause. The Employer may terminate the Employee's employment hereunder for Cause. For purposes of this Agreement, the term "Cause" shall mean: (i) a willful and material violation by the Employee of either Section 1(c) or 12 of this Agreement; (ii) the willful failure by the Employee to substantially perform the duties reasonably assigned to him within the scope of the Employee's duties and authority as stated in Section 1(a) hereunder (other than as a result of physical or mental illness or injury), after the Board delivers to the Employee a written demand for substantial performance that specifically identifies the manner in which the

Employee has not substantially performed the Employee's duties and provides the Employee ten (10) days to begin to substantially perform, provided that the Employer shall not have the right to terminate the Employee's employment hereunder for Cause if the Employee begins to substantially perform within such ten-day period; (iii) the Employee's willful misconduct, willful waste of corporate assets or gross negligence which in any such event substantially and materially injures the Employer; or (iv) the indictment of the Employee for a felony or other serious crime involving moral turpitude. If, subsequent to the Employee's termination of employment hereunder for other than Cause, it is discovered that the Employee's employment could have been terminated for Cause due to a subsequent conviction of the Employee for a criminal offense against the Employer, the Employee's employment shall, at the election of the Employer, be deemed to have been terminated for Cause retroactively to the date the events giving rise to Cause occurred.

          (d) Without Cause. The Employer may terminate the Employee's employment hereunder without Cause.

          (e) Voluntarily. The Employee may voluntarily terminate his employment hereunder, provided that the Employee provides the Employer with notice of his intent to terminate his employment at least three months in advance of the Date of Termination (as defined in Section 4 below). The Employee and the Employer shall mutually agree on the time, method and content of any public announcement regarding the Employee's termination of employment hereunder and neither the Employee nor the Employer shall make any public statements which are inconsistent with the information mutually agreed upon by the Employer and the Employee and the parties hereto shall cooperate with each other in refuting any public statements made by other persons, which are inconsistent with the information mutually agreed upon between the Employee and Employer as described above.

          4.  Termination Procedure.
              ---------------------

          (a) Notice of Termination. Any termination of the Employee's employment by the Employer or by the Employee during the Employment Period (other than termination pursuant to Section 3(a)) shall be communicated by written "Notice of Termination" to the other party hereto in accordance with
Section 13(a). For purposes of this Agreement, a Notice of Termination shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated and shall attach any prior notices required under Section 3.

          (b) Date of Termination. "Date of Termination" shall mean (i) if the Employee's employment is terminated by his death, the date of his death, (ii) if the Employee's employment is terminated pursuant to Section 3(b), thirty (30) days after Notice of Termination, (iii) if the Employee voluntarily terminates his employment, the date specified in the notice given pursuant to Section 3(e) herein and (iv) if the Employee's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days, or any alternative time period agreed upon by the parties, after the giving of such notice) set forth in such Notice of Termination.

          5.  Termination Payments.
              --------------------

          (a) Without Cause. In the event of the termination of the Employee's employment during the Employment Period by the Employer without Cause, the Employee shall be entitled to a payment, within thirty (30) days following the Date of Termination, of (i) the Employee's Base Salary through the Date of Termination (to the extent not theretofore paid) and any unreimbursed expenses pursuant to Section 2(h), (k) and (l) herein (the "Accrued Obligations"), (ii) any earned but unpaid Bonus in respect of a Bonus Period ending prior to or coincident with the Date of Termination and (iii) a lump-sum payment equal to two (2) times Base Salary (as in effect on the Date of Termination). The Employee shall also be entitled to a payment, as soon as practicable after the end of the fiscal year in which the Date of Termination occurs, of the Bonus payable in accordance with the Bonus Plan attached as Exhibit A hereto, if any, calculated as if the Employee had been employed by the Employer through the end of such fiscal year. The payments provided in this Section 5(a) are conditioned upon and subject to the Employee executing a valid general release and waiver, waiving all claims the Employee may have against the Employer, its affiliates, directors, officers and employees. The Employer shall have no additional obligations under this Agreement.

          (b) Cause. If the Employee's employment is terminated during the Employment Period by the Employer for Cause, the Employer shall pay to the Employee or to his estate in the event of his death, within thirty (30) days of the Date of Termination, (i) the Accrued Obligations and (ii) any earned but unpaid Bonus in respect of a Bonus Period ending prior to the Date of Termination, but only if the event constituting Cause occurs after the termination of such Bonus Period. The Employer shall have no additional obligations under this Agreement.

          (c) Voluntary, Death or Disability. If the Employee's employment is terminated by the Employee or as a result of his death or Disability, the Employer shall pay to the Employee or to his estate in the event of his death, within thirty (30) days of the Date of Termination, (i) the Accrued Obligations and (ii) any earned but unpaid Bonus in respect of a Bonus Period ending prior to or coincident with the Date of Termination. In addition, with respect to a termination of the Employee's employment hereunder as a result of death or Disability, the Employer shall pay the Employee a pro-rata bonus in respect of the year in which such termination occurs determined pursuant to Section 3 of the Bonus Plan as if the Employee's Date of Termination was the Scheduled Termination Date. The Employer shall have no additional obligations under this Agreement.

          6.  Change in Control.
              -----------------

          Within the one-year period immediately following a Change in Control (as defined in Section 2(e) herein), the Employee may voluntarily terminate his employment hereunder and such termination will be deemed a termination without Cause by the Employer entitling the Employee to the payments described in
Section 5(a) herein.

          7.  Bankruptcy Proceeding; TPG II Guarantee.
              ---------------------------------------

          In the event the Employer files a petition for relief under the U.S. Bankruptcy Code, TPG II will guarantee the Employee's Base Salary for the one-year period immediately following the date of such filing provided that the Employee continues to be employed with the Employer unless the Employee's failure to remain employed is the result of the Employer terminating his employment hereunder without Cause.

          8.  Non-exclusivity of Rights.
              -------------------------

          Any vested benefits and other amounts that the Employee is otherwise entitled to receive under any employee benefit plan, policy, practice or program of the Employer or any of its affiliated companies shall be payable in accordance with such employee benefit plan, policy, practice or program as the case may be, except as explicitly modified by this Agreement.


          9.  Full Settlement.
              ----------------

          The Employer's obligation to make the payments provided for in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Employer may have against the Employee or others; provided that this provision shall not apply (i) with respect to any debt owed by the Employee to the Employer or any of its affiliates, (ii) with respect to the Employee's obligations, if applicable, under Section 2(c) hereof or (iii) in the event the Employee's employment is terminated by the Employer for Cause.

          10.  Legal Fees.
               -----------

          (a) The Employer shall reimburse the Employee for reasonable attorneys' fees and expenses and other reasonable fees incurred in connection with the preparation of this Agreement not to exceed $20,000.

          (b) In the event of any contest or dispute between the Employer and the Employee with respect to this Agreement or the Employee's employment hereunder, each of the parties shall be responsible for their respective legal fees and expenses.

          11.  Indemnification.
               ---------------

          (a) The Employer agrees to defend, indemnify and hold the Employee harmless for all claims asserted against and liabilities incurred by the Employee as a result of any action taken by the Employee's former employer and directly related to the Employee's employment hereunder, provided that the Employee fully cooperates with the Employer in defending or participating in any such action. This Section 11(a) shall survive any termination of the Employee's employment hereunder including the termination of the Employment Period.

          (b) The Employee hereby represents to the Employer that he will not utilize or disclose any confidential information obtained by the Employee in connection with his former employment with respect to his duties and responsibilities hereunder.


          12.  Non-Solicitation.
               ----------------

          (a) During the Employment Period and so long as the Employer is not in default of a material obligation hereunder, the Employee agrees not to offer employment to any employee of the Employer or any of its affiliates for other than employment by the Employer or attempt to induce any such employee to leave the employ of the Employer or any subsidiaries of the Employer and the Employee further agrees not to solicit any clients or suppliers of the Employer to do business with any competing business of the Employer.

          (b) The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to the Employer by reason of a failure by the Employee to perform any of his obligations under this Section 12. Accordingly, if the Employer institutes any action or proceeding to enforce the provisions hereof, to the extent permitted by applicable law, the Employee hereby waives the claim or defense that the Employer has an adequate remedy at law, and the Employee shall not urge in any such action or proceeding the defense that any such remedy exists at law.

          13.  Miscellaneous.
               -------------

          (a) Any notice or other communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, postage prepaid, addressed as follows (or if it is sent through any other method agreed upon by the parties):

          If to the Employer:

          J. Crew Group, Inc.
          770 Broadway
          Fourth Floor
          New York, NY 10003

          Attention:  Board of Directors and Secretary

          with a copy to:

          Paul Shim, Esq.
          Cleary, Gottlieb, Steen & Hamilton
          One Liberty Plaza
          New York, NY  10006

          If to the Employee:

          Mr. Howard Socol
          11 Tahiti Beach Road
          Coral Gables, FL 33143

          with a copy to:

          Stephen N. Lipton, Esq.
          Goldberg, Young & Gravenhorst, P.A.
          1630 North Federal Highway
          P.O. Box 23800
          Fort Lauderdale, Florida 33307

or to such other address as any party hereto may designate by notice to the others, and shall be deemed to have been given upon receipt.

          (b) This Agreement and all Exhibits hereto, including the Bonus Plan and the Stockholders' Agreement dated as of February 24, 1998 by and between the Employee and the Parent, constitute the entire agreement among the parties hereto with respect to the Employee's Employment, and supersedes and is in full substitution for any and all prior understandings or agreements with respect to the Employee's Employment.

          (c) This Agreement may be amended only by an instrument in writing signed by the parties hereto, and any provision hereof may be waived only by an instrument in writing signed by the party or parties against whom or which enforcement of such waiver is sought. The failure of any party hereto at any time to require the performance by any other party hereto of any provision hereof shall in no way affect the full right to require such performance at any time thereafter, nor shall the waiver by any party hereto of a breach of any provision hereof be taken or held to be a waiver of any succeeding breach of such provision or a waiver of the provision itself or a waiver of any other provision of this Agreement.

          (d) (i) This Agreement is binding on and is for the benefit of the parties hereto and their respective successors, heirs, executors, administrators and other legal representatives.

Neither this Agreement nor any right or obligation hereunder may be assigned by the Employer or by the Employee.

          (ii) The Employer shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Employer would have been required to perform it if no such succession had taken place. As used in the Agreement, "the Employer" shall mean both the Employer as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

          (e) If any provision of this Agreement or portion thereof is so broad, in scope or duration, so as to be unenforceable, such provision or portion thereof shall be interpreted to be only so broad as is enforceable.

          (f) The Employer may withhold from any amounts payable to the Employee hereunder all federal, state, city or other taxes that the Employer may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

          (g) This Agreement shall be governed by and construed in accordance with the laws of the State of NEW YORK, without reference to its principles of conflicts of law.

          (h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          (i) The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

          (j)  Exhibit A hereto shall be subject to the provision of paragraphs
(a), (c), (d), (f), (g) and (i) of this Section 13.

          IN WITNESS WHEREOF, the parties have executed this Agreement, except that TPG II is only a party to this Agreement with respect to its obligations under Section 7 hereof, as of the date first written above.

                                        J. CREW GROUP, INC.


                                         /s/
                                        ------------------------------
                                        Name:
                                        Title:


                                        J. CREW OPERATING CORP.


                                         /s/
                                        ------------------------------
                                        Name:
                                        Title:


                                        TPG Partners II, L.P.



                                         /s/
                                        ------------------------------
                                        Name:
                                        Title:



                                         /s/
                                        ------------------------------
                                        Howard Socol

EXHIBIT A
---------

              J. CREW OPERATING CORP. SENIOR EXECUTIVE BONUS PLAN
                                FOR HOWARD SOCOL

1.  Definitions; References
    -----------------------

  As used herein, the following terms shall have the meanings indicated below. Capitalized terms used in this Plan but not defined herein shall have the meanings assigned to them in the Employment Agreement.

  (a)  "Annual EBITDA Performance Objective" shall mean the EBITDA performance
        -----------------------------------
objectives determined pursuant to Section 2(a) herein for each Bonus Period.

  (b)  "Bonus," with respect to any Bonus Period, shall mean the cash bonus
        -----
earned pursuant to Section 2(b) hereof with respect to such Bonus Period.

  (c)  "Bonus Period" shall mean each fiscal year of the Employer during which
        ------------
this Plan is in effect, provided that the initial Bonus Period shall be the period commencing on the Effective Date of the Employment Agreement and ending on the last day of the fiscal year ending in January 1999.

  (d)  "EBITDA" shall mean, for any period, the consolidated earnings (losses)
        ------
of the Employer before extraordinary items and the cumulative effect of accounting changes, as determined by the Employer in accordance with GAAP, and before interest (expense or income), taxes, depreciation, amortization, non-cash gains and losses from sales of assets other than in the ordinary course of business and Valuation Adjustments. For purposes of clarification in determining EBITDA, consolidated earnings shall not be reduced by compensation expenses attributable to this Plan but shall be reduced (or with respect to losses, increased), by compensation expenses attributable to any other compensation plan, program or arrangement of the Employer or any of its affiliates, to the extent such expenses are recorded in accordance with GAAP.

  (e)  "Employer" shall mean J. Crew Operating Corp. and the subsidiaries with
        --------
which its financial accounts are required to be consolidated under GAAP.

  (f)  "Employment Agreement" shall mean the Employment Agreement dated February
        --------------------
24, 1998, between Howard Socol, J. Crew Group, Inc., J. Crew Operating Corp. and, for certain purposes, TPG Partners II, L.P.

  (g)  "GAAP" shall mean the U.S. generally accepted accounting principles.
        ----

  (h)  "Participant" shall mean Howard Socol.
        -----------

  (i)  "Payment Date," with respect to a Bonus Period, shall mean the date on
        ------------
which a Bonus is paid with respect to such Bonus Period, but shall not be later than the last date on which a Bonus earned with respect to such Bonus Period may be paid pursuant to Section 2(c) hereof.

  (j)  "Plan" shall mean this J. Crew Group, Inc. Senior Executive Bonus Plan
        ----
for Howard Socol.

  (k)  "Target Bonus" shall mean 100% of Participant's annual Base Salary,
        ------------
provided that, with respect to the initial Bonus Period, the Target Bonus shall be equal to the product of 100% of Participant's annual Base Salary multiplied by a fraction, the numerator of which is the number of whole days from and including the Effective Date to and including the last day of such Bonus Period, and the denominator of which is 365.

  (l)  "Valuation Adjustments" shall mean that amount of non-cash expense
        ---------------------
charged against earnings for any period resulting from the application of accounting for business combinations in accordance with Accounting Principles Board Opinion #16. These charges may include, but are not limited to, amounts such as inventory revaluations, property, plant and equipment revaluations, goodwill amortization and finance fee amortization.

2.  Determination and Payment of Bonus Amounts
    ------------------------------------------

  (a) The Board will determine the Annual EBITDA Performance Objectives within sixty (60) days after the beginning of each Bonus Period and will notify the Participant thereof. The parties intend that the financial assumptions that will form the starting point for the determination of the EBITDA Performance Objectives are the assumptions determined by the Board for executives of the Employer generally but that the final determination is intended to reflect changes in capitalization, prior performance of the Employer and any other relevant business and financial criteria.

  (b) The amount of the Bonus earned by the Participant for each Bonus Period shall be determined pursuant to the table set forth below. In the event that the EBITDA of the Employer with respect to a Bonus Period is between 90% and 100% of the Annual EBITDA Performance Objective with respect to such Bonus Period, the amount of the Bonus earned by the Participant for such Bonus Period shall be determined on the basis of straight line interpolation based on amounts set forth in such table.

         If EBITDA with respect to a                then the Bonus earned with respect to
             Bonus Period equals:                        such Bonus Period shall be:
===============================================================================================
Less than 90% of the Annual EBITDA               Zero
Performance Objective with respect to such
Bonus Period
-----------------------------------------------------------------------------------------------
90% of the Annual EBITDA Performance             50% of the Target Bonus with respect to such
Objective with respect to such Bonus Period      Bonus Period
-----------------------------------------------------------------------------------------------
100% of the Annual EBITDA Performance            100% of the Target Bonus with respect to such
Objective with respect to such Bonus Period      Bonus Period
-----------------------------------------------------------------------------------------------

  (c) As soon as practical after the end of each Bonus Period, the Employer shall determine the EBITDA for such Bonus Period and cause such determination to be audited by the Company's independent auditors. The Employer shall pay the Bonus, if any, to the Participant not later than thirty (30) business days after the Employer has received an opinion of its independent auditors concerning the amount of EBITDA, but in no event later than 120 days after the end of such Bonus Period.

3.  Effect of Termination of Employment
    -----------------------------------

  In the event the Participant's employment with the Employer terminates on the Scheduled Termination Date, the Participant shall be entitled to a Bonus with respect to the Bonus Period in which such Scheduled Termination Date occurs, equal to the product of (A) the amount of Bonus to which the Participant would have been entitled had he remained employed until the end of such Bonus Period, multiplied by (B) a fraction, the numerator of which is the number of whole days from the first day of the Bonus Period up to and including the Scheduled Termination Date, and the denominator of which is 365. In the event the Participant's employment with the Employer terminates pursuant to circumstances entitling the Participant to severance payments under Section 5(a) of the Employment Agreement, the Participant shall be entitled to a Bonus with respect to the Bonus Period in which such Date of Termination occurs, equal to the amount of Bonus to which the Participant would have been entitled had he remained employed until the end of such Bonus Period, provided that the Participant executes a valid general release and waiver in connection with such termination.

                                                                    EXHIBIT 10.6

                            STOCKHOLDERS' AGREEMENT

          STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of February 24,
                                         ---------
1998, between J. Crew Group, Inc. (the "Company"), TPG Partners II, L.P. ("TPG")
                                        -------                            ---
and Howard Socol (the "Stockholder").
                       -----------

          WHEREAS, the Stockholder is an employee of the Company and in such capacity was granted restricted shares of common stock ("Common Stock") of the Company (the "Restricted Shares"), pursuant to the employment agreement, dated
              -----------------
February 24, 1998, between Howard Socol, J. Crew Group, Inc., J. Crew Operating Corp. and, for certain purposes, TPG Partners II, L.P. (the "Employment
                                                             ----------
Agreement");
---------

          WHEREAS, as a condition to the issuance of Restricted Shares of Common Stock, the Stockholder is required under the Employment Agreement to execute this Agreement; and

          WHEREAS, the Stockholder and the Company desire to enter this Agreement and to have this Agreement apply to the shares to be issued pursuant to the Employment Agreement and to any shares of Common Stock acquired after the date hereof by the Stockholder from whatever source, subject to any future agreement between the Company and the Stockholder to the contrary (in the aggregate, the "Shares").
                ------

          NOW THEREFORE, in consideration of the premises hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows.

          1.  Investment.  The Stockholder represents that the Shares are being
              ----------
acquired for investment and not with a view toward the distribution thereof.

          2.  Issuance of Shares.  The Company hereby represents to the
              ------------------
Stockholder that there are no agreements or arrangements other than this Stockholders' Agreement which would prohibit the issuance of, or restrict the Stockholder's ability to transfer, the Restricted Shares. The Stockholder acknowledges and agrees that the certificate for the Shares shall bear the following legends (except that the second paragraph of this legend shall not be required after the Shares have been registered and except that the first paragraph of this legend shall not be required after the termination of this Agreement):

     The shares represented by this certificate are subject to the terms and conditions of a Stockholders' Agreement dated as of February 24, 1998 and may not be sold, transferred, hypothecated, assigned or encumbered, except as may be permitted by the aforesaid Agreement. A copy of the Stockholders' Agreement may be obtained from the Secretary of the Company.

     The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged or hypothecated in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel for the Company that registration is not required under said Act.

          Upon the termination of this Agreement, or upon registration of the Shares under the Securities Act of 1933 (the "Securities Act"), the Stockholder
                                              --------------
shall have the right to exchange any Shares containing the above legend (i) in the case of the registration of the Shares, for Shares legended only with the first paragraph described above and (ii) in the case of the termination of this Agreement, for Shares legended only with the second paragraph described above.

          3.  Transfer of Shares; Call Rights.
              -------------------------------

          (a) The Stockholder agrees that he will not cause or permit the Shares or his interest in the Shares to be sold, transferred, hypothecated, assigned or encumbered except as expressly permitted by this Section 3; provided, however,
                                                            --------  -------
that the Shares or any such interest may be transferred (i) on the Stockholder's death by bequest or inheritance to the Stockholder's executors, administrators, testamentary trustees, legatees or beneficiaries, (ii) to a trust or custodianship the beneficiaries of which may include only the Stockholder, the Stockholder's spouse, or the Stockholder's lineal descendants (by blood or adoption) and (iii) in accordance with Section 4 of this Agreement, subject in any such case to the agreement by each transferee (other than the Company) in writing to be bound by the terms of this Agreement and provided in any such case that no such transfer that would cause the Company to be required to register the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shall be permitted.
              ------------

          (b) The Company (or its designated assignee) shall have the right, during the one-hundred-twenty-day period (x) immediately following the termination of the Employee's employment with the Company for any reason in respect of Shares acquired by the Stockholder prior to such termination and (y) immediately following the date of the acquisition of any Shares acquired by the Stockholder following the termination of the Employee's employment for any reason, to purchase from the Stockholder, and upon the exercise of such right the Stockholder shall sell to the Company (or its designated assignee), all or any portion of the Shares held by the Stockholder as of the date as of which such right, is exercised at a per Share price equal to the Fair Market Value of a share of Common Stock determined as of the date as of which such right is exercised. The Company (or its designated assignee) shall exercise such right by delivering to the Stockholder a written notice specifying its intent to purchase Shares held by the Stockholder, the date as of which such right is to be exercised and the number of Shares to be purchased. Such purchase and sale shall occur on such date as the Company (or its designated assignee) shall specify which date shall not be later than ninety (90) days after the fiscal quarter-end immediately following the date as of which the Company's right is exercised.

          (c) For purposes of this Agreement, "Fair Market Value" shall mean, as
                                               -----------------
of any date:

               (1)  prior to the existence of a Public Market (as defined in
     Section 5 herein) for the Common Stock, the quotient obtained by dividing
     (i) the excess of (x) the product of (A) 9 (as such number may be changed as provided below, the "Multiple") and (B) EBITDA (as defined in Exhibit A
                             --------
     of the Employment Agreement) for the twelve month period ending on the fiscal quarter-end immediately preceding such date over (y) the sum of (I) the weighted arithmetic average indebtedness (net of all cash and cash equivalents) during such period of the Company and its consolidated direct and indirect wholly-owned subsidiaries and (II) for each less than wholly-owned direct or indirect subsidiary of the Company the earnings of which are either consolidated with those of the Company or accounted for on an equity basis, the weighted arithmetic average indebtedness (net of all cash and cash equivalents) during such period of such subsidiary multiplied by the proportion of the total earnings (determined on the same basis as, and excluding the same items as in the determination of, EBITDA) of such subsidiary included in EBITDA (excluding earnings attributable to dividends received from such subsidiary), by (ii) the total number of shares of Common Stock on the last day of such period, determined on a fully diluted basis. For purposes of determining the indebtedness of an entity, all preferred stock of the entity, other than preferred stock convertible into Common Stock, shall be considered indebtedness in the amount of the liquidation value thereof plus accumulated but unpaid dividends thereon. Notwithstanding the foregoing provisions of this paragraph (1), for the ten
     (10) day period immediately following the occurrence of a Change in Control (as defined in the Employment Agreement), Fair Market Value shall not be less than the price per share, if any, paid to any member of the Initial Ownership Group or the public tender offer price paid in connection with such Change in Control. The Committee shall review the Multiple then in effect following the audit of the Company's financial statements each fiscal year, and shall make such increases or decreases in the Multiple as shall be determined by the Committee in good faith to reflect market conditions and Company performance.

               (2) on which a Public Market (as defined in Section 5 herein) for the Common Stock exists, (i) the average of the high and low sales prices during the ten (10) trading days immediately preceding such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (ii) if not so reported, the average of the closing bid and ask prices during the ten (10) trading days immediately preceding such day as reported on the National Association of Securities Dealers Automated Quotation System (which shall include the NASDAQ National Market or the NASDAQ Small Cap Market) or (iii) if not so reported, as furnished by any member of the National Association of Securities

     Dealers, Inc. selected by the Committee. The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Committee. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Committee in good faith to reflect the fair market value of a share of Common Stock.

          4.  Certain Rights.
              --------------

          (a) Drag Along Rights.  If TPG desires to sell all or substantially
              -----------------
all of its shares of Common Stock to a good faith independent purchaser (a "Purchaser") (other than any other investment partnership, limited liability
----------
company or other entity established for investment purposes and controlled by the principals of TPG or any of its affiliates and other than any employees of TPG or any of its affiliates, hereinafter referred to as a "Permitted
                                                            ---------
Transferee") and said Purchaser desires to acquire all or substantially all of the issued and outstanding shares of Common Stock (or all or substantially all of the assets of the Company) upon such terms and conditions as agreed to with TPG, the Stockholder agrees to sell all of his Shares to said Purchaser (or to vote all of his Shares in favor of any merger or other transaction which would effect a sale of such shares of Common Stock or assets of the Company) at the same price per share of Common Stock and pursuant to the same terms and conditions with respect to payment for the shares of Common Stock as agreed to by TPG. In such case, TPG shall give written notice of such sale to the Stockholder at least 30 days prior to the consummation of such sale, setting forth (i) the consideration to be received by the holders of shares of Common Stock, (ii) the identity of the Purchaser, (iii) any other material items and conditions of the proposed transfer and (iv) the date of the proposed transfer.

          (b) Tag Along Rights.  (i) Subject to paragraph ( iv) of this Section
              ----------------
4(b), if TPG or its affiliates proposes to transfer any of its shares of Common Stock to a Purchaser (other than a Permitted Transferee), then TPG or such Permitted Transferee (hereinafter referred to as a "Selling Stockholder") shall
                                                    -------------------
give written notice of such proposed transfer to the Stockholder (the "Selling
                                                                       -------
Stockholder's Notice") at least 30 days prior to the consummation of such
--------------------
proposed transfer, and shall provide notice to all other stockholders of the Company to whom TPG has granted similar "tag-along" rights (such stockholders together with the Stockholder, referred to herein as the "Other Stockholders")
                                                          ------------------
setting forth (A) the number of shares of Common Stock offered, (B) the consideration to be received by such Selling Stockholder, (C) the identity of the Purchaser, (D) any other material items and conditions of the proposed transfer and (E) the date of the proposed transfer.

          (ii) Upon delivery of the Selling Stockholder's Notice, the Stockholder may elect to sell up to the sum of (A) the Pro Rata Portion (as hereinafter defined) and (B) the Excess Pro

Rata Portion (as hereinafter defined) of his Shares, at the same price per share of Common Stock and pursuant to the same terms and conditions with respect to payment for the shares of Common Stock as agreed to by the Selling Stockholder, by sending written notice to the Selling Stockholder within 15 days of the date of the Selling Stockholder's Notice, indicating his election to sell up to the sum of the Pro Rata Portion plus the Excess Pro Rata Portion of his Shares in the same transaction. Following such 15 day period, the Selling Stockholder and each Other Stockholder shall be permitted to sell to the Purchaser on the terms and conditions set forth in the Selling Stockholder's Notice the sum of (X) the Pro Rata Portion and (Y) the Excess Pro Rata Portion of its Shares.

          (iii)  For purposes of Section 4(b) and 4(c) hereof, "Pro Rata
                                                                --------
Portion" shall mean, with respect to shares of Common Stock held by the Stockholder or Selling Stockholder, as the case may be, a number equal to the product of (x) the total number of such shares then owned by the Stockholder or the Selling Stockholder, as the case may be, and (y) a fraction, the numerator of which shall be the total number of such shares proposed to be sold to the Purchaser as set forth in the Selling Stockholder's Notice or initially proposed to be registered by the Selling Stockholder, as the case may be, and the denominator of which shall be the total number of such shares then outstanding (including such shares proposed to be sold or registered by the Selling Stockholder); provided, however, that any fraction of a share resulting from such calculation shall be disregarded for purposes of determining the Pro Rata Portion. For purposes of Sections 4(b) and 4(c), "Excess Pro Rata Portion"
                                                   -----------------------
shall mean, with respect to shares of Common Stock held by the Stockholder or the Selling Stockholder, as the case may be, a number equal to the product of
(x) the number of Non-Elected Shares (as defined below) and (y) a fraction, the numerator of which shall be such Stockholder's Pro Rata Portion with respect to such shares, and the denominator of which shall be the sum of (1) the aggregate Pro Rata Portions with respect to the shares of Common Stock of all of the Other Stockholders that have elected to exercise in full their rights to sell their Pro Rata Portion of shares of Common Stock, and (2) the Selling Stockholder's Pro Rata Portion of shares of Common Stock (the aggregate amount of such denominator is hereinafter referred to as the "Elected Shares"). For purposes
                                               --------------
of this Agreement, "Non-Elected Shares" shall mean the excess, if any, of the
                    ------------------
total number of shares of Common Stock, proposed to be sold to a Purchaser as set forth in a Selling Stockholder's Notice or initially proposed to be registered by the Selling Stockholder, as the case may be, less the amount of Elected Shares.

          (iv) Notwithstanding anything to the contrary contained herein, the provisions of this Section 4(b) shall not apply to any sale or transfer by TPG of shares of Common Stock unless and until TPG, after giving effect to the proposed sale or transfer, shall have sold or transferred in the aggregate (other than to Permitted Transferees) shares of Common Stock, representing 7.5% of shares of Common Stock owned by TPG on the date hereof.

          (c) Piggyback Registration Rights.
              -----------------------------

          (i) Notice to Stockholder.  If the Company determines that it will
              ---------------------
file a registration statement under the Securities Act, other than a registration statement on Form S-4 or Form S-8 or any successor form, for an offering which includes shares of Common Stock held by TPG or its affiliates (hereinafter in this paragraph (c) of Section 4 referred to as a "Selling
                                                                  -------
Stockholder"), then the Company shall give prompt written notice to the
-----------
Stockholder that such filing is expected to be made (but in no event less than 30 days nor more than 60 days in advance of filing such registration statement), the jurisdiction or jurisdictions in which such offering is expected to be made, and the underwriter or underwriters (if any) that the Company (or the person requesting such registration) intends to designate for such offering. If the Company, within 15 days after giving such notice, receives a written request for registration of any Shares from the Stockholder, then the Company shall include in the same registration statement the number of Shares to be sold by the Stockholder as shall have been specified in his request, except that the Stockholder shall not be permitted to register more than the Pro Rata Portion plus the Excess Pro Rata portion of his Shares. The Company shall bear all costs of preparing and filing the registration statement, and shall indemnify and hold harmless, to the extent customary and reasonable, pursuant to indemnification and contribution provisions to be entered into by the Company at the time of filing of the registration statement, the seller of any shares of Common Stock covered by such registration statement.

          Notwithstanding anything herein to the contrary, the Company, on prior notice to the participating Stockholder, may abandon its intention to file a registration statement under this Section 4(c) at any time prior to such filing.

          (ii) Allocation.  If the managing underwriter shall inform the Company
               ----------
in writing that the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering within a price range acceptable to TPG, then the Company shall include in such registration such number of shares of Common Stock which the Company is so advised can be sold in (or during the time of) such offering. All holders of shares of Common Stock proposing to sell shares of Common Stock shall share pro rata in the number of shares of Common Stock to be excluded from such offering, such sharing to be based on the respective numbers of shares of Common Stock as to which registration has been requested by such holders.

          (iii)  Permitted Transfer.  Notwithstanding anything to the contrary
                 ------------------
contained herein, sales of Shares pursuant to a registration statement filed by the Company may be made without compliance with any other provision of this Agreement.

          5.  Termination.  This Agreement shall terminate immediately following
              -----------
the existence of a Public Market for the Common Stock except that (i) the requirements contained in Section 2 hereof shall survive the termination of this Agreement and (ii) the provisions contained in Section 3 hereof shall continue with respect to each Share during such period of time, if any, as the Stockholder is precluded from selling such Shares pursuant to Rule 144 of the Securities Act. For this purpose, a "Public Market" for the Common Stock shall
                                      -------------
be deemed to exist if the

Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such Common Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

          6.  Distributions With Respect To Shares.  As used herein, the term
              ------------------------------------
"Shares" includes securities of any kind whatsoever distributed with respect to
-------
the Common Stock acquired by the Stockholder pursuant to the Option Plan or any such securities resulting from a stock split or consolidation involving such Common Stock.

          7.  Amendment; Assignment.  This Agreement may be amended, superseded,
              ---------------------
canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties or, in the case of a waiver, by an authorized representative of the party waiving compliance. No such written instrument shall be effective unless it expressly recites that it is intended to amend, supersede, cancel, renew or extend this Agreement or to waive compliance with one or more of the terms hereof, as the case may be. Except for the Stockholder's right to assign his or her rights under Section 3(a) or the Company's right to assign its rights under Section 3(b), no party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties hereto.

          8.  Notices.  All notices and other communications hereunder shall be
              -------
in writing, shall be deemed to have been given if delivered in person or by certified mail, return receipt requested, and shall be deemed to have been given when personally delivered or three (3) days after mailing to the following address:

          If to the Stockholder:

                  Mr. Howard Socol
                  11 Tahiti Beach Road
                  Coral Gables FL 33143

          If to the Company:

                  J. Crew Group, Inc.
                  770 Broadway
                  Fourth Floor
                  New York, NY 10003

                  Attention:  Board of Directors and Secretary

          If to TPG:

                  TPG Partners II, L.P.
                  600 California Street
                  Suite 1850
                  San Francisco, CA 94108

                  Attention:  Jonathan Coslet

          or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

          9.  Counterparts.  This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed to be an original, but each of which together shall constitute one and the same document.

          10.  Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the laws of the State of NEW YORK, without reference to its principles of conflicts of law.

          11.  Binding Effect.  This Agreement shall be binding upon, inure to
               --------------
the benefit of, and be enforceable by the heirs, personal representatives, successors and permitted assigns of the parties hereto. Nothing expressed or referred to in this Agreement is intended or shall be construed to give any person other than the parties to this Agreement, or their respective heirs, personal representatives, successors or assigns, any legal or equitable rights, remedy or claim under or in respect of this Agreement or any provision contained herein.

          12.  Entire Agreement.  This Agreement along with the Employment
               ----------------
Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof.

          13.  Severability.  If any term, provision, covenant or restriction of
               ------------
this Agreement, is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          14.  Miscellaneous.  The headings contained in this Agreement are for
               -------------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                        *      *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                        ___________________________
                                                Howard Socol


                                        J. CREW GROUP, INC.


                                        _____________________________
                                        By:
                                        Title:


                                        TPG PARTNERS II, L.P.


                                        _____________________________
                                        By:
                                        Title: